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                                                                       EXHIBIT 5

           [LETTERHEAD OF EHRENREICH EILENBERG KRAUSE & ZIVIAN, LLP]


                              11 East 44th Street
                           New York, New York 10017

                                      ---

                           Telephone: (212) 986-9700
                           Facsimile: (212) 986-2399




                                                               February 17, 1998


United Rentals, Inc.
Four Greenwich Office Park
Greenwich, Connecticut 06830

            Re: Registration Statement on Form S-1 (No. 333-45605)

Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the above-referenced registration statement, as amended (the "Registration Statement"). Such Registration Statement relates to 7,475,000 shares of Common Stock (including 975,000 shares subject to an underwriter's over-allotment option) that the Registration Statement contemplates will be sold in an underwritten public offering (the foregoing shares being referred to as the "Offered Shares").

        We have reviewed copies of the Amended and Restated Certificate of Incorporation of the Company, the By-laws of the Company, the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

        Based upon and subject to the foregoing, we are of the opinion that the
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Offered Shares will, when sold and paid for as contemplated by the Registration
Statement and the Purchase Agreements filed as an exhibit thereto, be duly authorized, validly issued, fully paid and non-assessable.

        We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,



                                   Ehrenreich Eilenberg Krause & Zivian, LLP